 EX-99.1 2 ex99-1.htm PRESS RELEASE

Kenexa Announces Financial Results for Third Quarter 2010

WAYNE, Pa. – November 2, 2010 – Kenexa (Nasdaq: KNXA), a global provider of business solutions for human resources, today announced operating results for the third quarter ended September 30, 2010.

For the third quarter of 2010, Kenexa reported total revenue of $50.8 million, an increase of 26% compared to $40.3 million for the third quarter of 2009.  Within total revenue, subscription revenue was $39.8 million for the third quarter of 2010, an increase of 20% compared with $33.2 million in the third quarter of 2009.  Professional services and other revenue was $11.0 million for the third quarter of 2010, an increase of 55% compared to $7.1 million for the third quarter of 2009.

“Kenexa’s growing business momentum continued in the third quarter, leading to revenue and profitability that were ahead of our expectations.  Each area of our business delivered a solid performance, including our software, content and RPO business,” said Rudy Karsan, Chief Executive Officer of Kenexa.  “While we continue to have a cautious stance on the pace of economic recovery, we are encouraged by Kenexa’s growing success with the world’s largest organizations.  Customer interest levels remain high and we saw a significant increase in attendance at our World Conference in September, the combination of which provides us with optimism regarding Kenexa’s outlook.”

Karsan added, “We are excited to have successfully completed the cash tender process related to the acquisition of Salary.com, which establishes Kenexa as the leading provider of on-demand compensation management solutions.  Kenexa is already highly differentiated based on our unique business model focused on delivering a broad range of best-in-class solutions, proprietary content, services and RPO.  The addition of Salary.com’s software and content is highly synergistic with Kenexa’s existing suite of solutions and further differentiates our value proposition to large, global organizations.”

Non-GAAP income from operations, which excludes share-based compensation expense, amortization of acquired intangibles and fees related to our acquisitions was $4.2 million for the three months ended September 30, 2010, above the Company’s guidance of $3.4 million to $3.6 million and compared to $4.3 million for the three months ended September 30, 2009.  Non-GAAP net income available to common shareholders, which excludes the items listed above, was $3.7 million for the three months ended September 30, 2010, compared to $4.0 million for the three months ended September 30, 2009.  Non-GAAP net income available to common shareholders was $0.16 per diluted share for the quarter ended September 30, 2010, above the Company’s guidance of $0.12 to $0.13 and compared to $0.18 per diluted share in the third quarter of 2009.

Kenexa’s income from operations for the three months ended September 30, 2010, determined in accordance with GAAP, was $1.5 million, compared to $1.9 million for the same period of 2009. GAAP net income allocable to common shareholders was approximately $150,000, or $0.01 per diluted share for the three months ended September 30, 2010, compared to net income of $1.6 million, or $0.07 per diluted share in the same period of 2009.

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Kenexa had cash, cash equivalents and investments of $90.4 million at September 30, 2010, an increase from $65.5 million at the end of the prior quarter.  The increase in cash was primarily the result of drawing $25 million against a line of credit to partially fund the acquisition of Salary.com shortly after the close of the quarter.  The Company also generated cash from operations of $6.6 million during the third quarter, which was partially offset by capital expenditures and the purchase of CHPD.  Deferred revenue was $58.7 million at September 30, 2010, an increase of 33% from September 30, 2009.

On October 1, 2010, Kenexa announced the completion of the acquisition of Salary.com.  In consideration of the acquisition, Kenexa used approximately $55 million of cash and approximately $25 million of long-term debt.  The Company’s fourth quarter 2010 balance sheet will reflect the consideration used for the Salary.com acquisition.

Other Third Quarter and Recent Highlights

•	More than 40 “preferred partner” customers were added during the quarter (defined as customers that spend more than $50,000 annually).

•	The average annual revenue from the Company’s top 80 customers was greater than $1.2 million, an increase from the over $1.1 million level in the prior quarter.

•
Kenexa 2x Mobile™ was recognized as a Top HR Product of the Year by Human Resource Executive® magazine.  Winners were determined based on several factors: how innovative the product is, how much value it adds to the HR function, ease of use, and whether the product delivers on its promises.

•
Kenexa hosted its 2010 Kenexa World Conference in Philadelphia during September.  The Company had record attendance for its annual users group meeting, with participation up at 2.5 times on a year-over-year basis.

Business Outlook

Based on information as of today, November 2, 2010, the Company is issuing financial guidance as follows:

Fourth Quarter 2010*: The Company expects non-GAAP revenue to be $58 million to $60 million, which includes contribution of approximately $8 million to $9 million from Salary.com, and non-GAAP operating income to be $6.0 million to $6.9 million. Assuming an effective tax rate for reporting purposes of approximately 20% and approximately 23.6 million shares outstanding, Kenexa expects its non-GAAP net income per diluted share to be $0.19 to $0.22.

Full Year 2010*: The Company expects non-GAAP revenue to be $193 million to $195 million, which includes contribution of approximately $8 million to $9 million from Salary.com, and non-GAAP operating income to be $16.3 million to $17.2 million.  Assuming an effective tax rate for reporting purposes of approximately 20% and approximately 23.5 million shares outstanding, Kenexa expects its non-GAAP net income per diluted share to be $0.55 to $0.59.

Full Year 2011*: The Company expects non-GAAP revenue to be $235 million to $245 million, which assumes a contribution from Salary.com in the low-to-mid $30 million range, and non-GAAP operating income to be $19.0 million to $27.0 million. Assuming an effective tax rate for reporting purposes of approximately 20% and approximately 24 million shares outstanding, Kenexa expects its non-GAAP net income per diluted share to be $0.58 to $0.85.

* Kenexa is not providing guidance on GAAP revenue at this time due to the uncertainty around its acquired deferred revenue analysis. Kenexa’s non-GAAP results will exclude stock based compensation expense, amortization of intangibles associated with acquisitions, fees related to closing the Salary.com acquisition and the purchase accounting reduction to Salary.com’s revenue.

Conference Call Information

Kenexa will host a conference call today, November 2, 2010, at 5:00 pm (Eastern Time) to discuss the Company's financial results. To access this call, dial 877-407-9039 (domestic) or 201-689-8470 (international). A replay of this conference call will be available through November 9, 2010, at 877-870-5176 (domestic) or 858-384-5517 (international). The replay passcode is 358386. A live webcast of this conference call will be available on the "Investor Relations" page of the Company's Web site, (www.kenexa.com) and a replay will be archived on the Web site as well.

Forward-Looking Statements

This press release includes certain “forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" or words of similar meaning.  These statements may contain, among other things, guidance as to future revenue and earnings, operations, expected benefits from acquisitions, prospects of the business generally, intellectual property and the development of products.  These statements are based on our current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under the caption "Risk Factors" in Kenexa’s most recent Annual Report on Form 10-K as filed with the Securities and Exchange Commission and as revised or supplemented by Kenexa’s quarterly reports on Form 10-Q.  Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors, Kenexa’s ability to implement business and acquisition strategies or to complete or integrate acquisitions.  Kenexa does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures.  Kenexa believes that non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Kenexa’s financial condition and results of operations.  The Company’s management uses these non-GAAP results to compare the Company’s performance to that of prior periods for trend analyses, for purposes of determining executive incentive compensation, and for budget and planning purposes.  These measures are used in monthly financial reports prepared for management and in quarterly financial reports presented to the Company’s Board of Directors.  The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial measures with other companies in the Company’s industry, many of which present similar non-GAAP financial measures to investors.

Management of the Company does not consider such non-GAAP measures in isolation or as an alternative to such measures determined in accordance with GAAP. The principal limitation of such non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded.  In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which charges are excluded from the non-GAAP financial measures.

In order to compensate for these limitations, management of the Company presents its non-GAAP financial measures in connection with its GAAP results.  Kenexa urges investors and potential investors in the Company’s securities to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures which it includes in press releases announcing earnings information, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.

We have not provided a reconciliation of forward-looking non-GAAP financial measures to the directly comparable GAAP measures because, due primarily to variability and difficulty in making accurate forecasts and projections, not all of the information necessary for a quantitative reconciliation is available to us without unreasonable efforts.

Kenexa presents the following non-GAAP financial measures in this press release: non-GAAP income from operations; non-GAAP net income available to common shareholders’; non-GAAP gross profit; non-GAAP sales and marketing expense; non-GAAP general and administrative expense; non-GAAP research and development expense; non-GAAP operating margin, and non-GAAP net income per diluted share as described below.

The Company’s non-GAAP financial measures exclude the following:

Share-based compensation expense.  Share-based compensation expense consists of expenses for stock options and stock awards that the Company began recording in accordance with ASC 718 during the first quarter of 2006. Share-based compensation was $1.0 million for the three months ended September 30, 2010 and $1.4 million for the three months ended September 30, 2009. Share-based compensation expenses are excluded in the Company’s non-GAAP financial measures because share-based compensation amounts are difficult to forecast. This is due in part to the magnitude of the charges which depends upon the volume and timing of stock option grants, which are unpredictable and can vary dramatically from period to period, and external factors such as interest rates and the trading price and volatility of the Company’s common stock.  The Company believes that this exclusion provides meaningful supplemental information regarding the Company’s operating results because these non-GAAP financial measures facilitate the comparison of results for future periods with results from past periods. The dilutive effect of all outstanding options is included in the calculation of diluted earnings per share on both a GAAP and a non-GAAP basis.

Amortization of acquired intangible assets. In accordance with GAAP, operating expenses include amortization of acquired intangible assets which are amortized over the estimated useful lives of such assets.  Amortization of acquired intangible assets was $0.8 million for the three months ended September 30, 2010, and $1.0 million for the three months ended September 30, 2009. Amortization of acquired intangible assets is excluded from the Company’s non-GAAP financial measures because the Company believes that such exclusion facilitates comparisons to its historical operating results and to the results of other companies in the same industry, which have their own unique acquisition histories.

Acquisition-related fees.    In accordance with ASC 805, Business Combinations, acquisition-related fees including advisory, legal, accounting and other professional fees are reported as expense in the periods in which the costs are incurred and the services are received.    Acquisition-related fees of $0.9 million, for the three months ended September 30, 2010 include legal, travel, and other fees not expected to reoccur from the acquisitions of Salary.com and CHPD.  Acquisition-related fees are excluded in the non-GAAP financial measures because the Company believes that such exclusion facilitates comparisons to its historical operating results and to the results of other companies in the same industry, which have their own unique acquisition histories.

Accretion of variable interest entity.  In accordance with ASC 810, Variable Interest Entities, the Chinese joint venture is subject to periodic adjustment in its fair market value. The accretion of the variable interest entity of $0.8 million for the three months ended September 30, 2010 is excluded in the non-GAAP financial measures because the Company believes that such exclusion facilitates comparisons to its historical operating results and to the results of other companies in the same industry, which have their own unique acquisition histories.

About Kenexa

Kenexa® provides business solutions for human resources. We help global organizations multiply business success by identifying the best individuals for every job and fostering optimal work environments for every organization. For more than 20 years, Kenexa has studied human behavior and team dynamics in the workplace, and has developed the software solutions, business processes and expert consulting that help organizations impact positive business outcomes through HR. Kenexa is the only company that offers a comprehensive suite of unified products and services that support the entire employee lifecycle from pre-hire to exit. Additional information about Kenexa and its global products and services can be accessed at www.kenexa.com.

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Note to editors: Kenexa is a registered trademark of Kenexa.  Other company names, product names and company logos mentioned herein are the trademarks or registered trademarks of their respective owners.

Contact

MEDIA CONTACT:

                 Jennifer Meyer                                            Jeanne Achille
                                                 Kenexa                                                           The Devon Group
                                                 (612) 332-6383                                               (732) 224-1000, ext. 11
                                                 jennifer.meyer@kenexa.com                       jeanne@devonpr.com

INVESTOR CONTACT:

                                                 Kori Doherty
                                                 ICR
                                                 (617) 956-6730
                                                 kdoherty@icrinc.com

Kenexa Corporation and Subsidiaries
Consolidated Balance Sheets
(In thousands, except share data)

	September 30, 2010	December 31, 2009
	(unaudited)
Assets
Current Assets
Cash and cash equivalents	$90,430	$29,221
Short-term investments	—	29,570
Accounts receivable, net of allowance for doubtful accounts of $1,896 and $2,090, respectively	34,918	26,782
Unbilled receivables	5,128	4,457
Income tax receivable	273	1,704
Deferred income taxes	6,319	8,685
Prepaid expenses and other current assets	10,813	8,428
Total Current Assets	147,881	108,847
Property and equipment, net of accumulated depreciation	18,542	19,530
Software, net of accumulated amortization	21,060	17,337
Goodwill	5,569	3,204
Intangible assets, net of accumulated amortization	8,602	9,143
Deferred income taxes, non-current	36,686	34,879
Deferred financing costs, net of accumulated amortization	81	—
Other long-term assets	10,403	9,403
Total assets	$248,824	$202,343

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$9,352	$5,727
Notes payable, current	5	16
Commissions payable	2,047	671
Accrued compensation and benefits	6,387	4,820
Other accrued liabilities	7,042	6,376
Deferred revenue	58,708	49,964
Capital lease obligations	229	211
Total current liabilities	83,770	67,785

Capital lease obligations, less current portion	107	259
Revolving credit loan	25,000	—
Deferred income taxes	530	850
Other non-current liabilities	1,892	1,981
Total liabilities	111,299	70,875

Commitments and Contingencies

Temporary Equity
Noncontrolling interest	2,546	1,330

Shareholders’ Equity
Preferred stock, par value $0.01; 10,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, par value $0.01; 100,000,000 shares authorized; 22,708,829 and 22,561,883 shares issued and outstanding, respectively	227	226
Additional paid-in-capital	279,465	275,127
Accumulated deficit	(140,604)	(141,712)
Accumulated other comprehensive loss	(4,109)	(3,503)
Total shareholders’ equity	134,979	130,138

Total liabilities and shareholders’ equity	$248,824	$202,343

Kenexa Corporation and Subsidiaries
Consolidated Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Revenues:
Subscription	$39,764	$33,221	$109,136	$100,527
Other	11,020	7,093	26,177	18,083
Total revenues	50,784	40,314	135,313	118,610
Cost of revenues	17,957	13,129	46,828	40,462
Gross profit	32,827	27,185	88,485	78,148

Operating expenses:
Sales and marketing	11,642	9,083	32,540	26,029
General and administrative	12,084	10,182	32,542	30,972
Research and development	3,277	2,453	7,693	7,557
Depreciation and amortization	4,341	3,582	12,457	10,084
Goodwill impairment charge	—	—	—	33,329
Total operating expenses	31,344	25,300	85,232	107,971

Income (loss) from operations	1,483	1,885	3,253	(29,823)
Interest income (expense)	72	(28)	355	(186)
(Loss) income on change in fair market value of ARS and put option, net and municipal bonds	(382)	102	(379)	54
Income (loss) before income tax	1,173	1,959	3,229	(29,955)
Income tax expense	26	361	906	1,418
Net income (loss)	$1,147	$1,598	$2,323	$(31,373)
Income allocated to noncontrolling interests	(188)	—	(406)	—
Accretion associated with variable interest entity	(809)	—	(809)	—
Net income (loss) available to common shareholders’	$150	$1,598	$1,108	$(31,373)

Basic net income (loss) per share	$0.01	$0.07	$0.05	$(1.39)
Weighted average shares used to compute net income (loss) allocable to common shareholders per share – basic	22,629,050	22,539,717	22,603,323	22,525,144
Diluted net income (loss) per share	$0.01	$0.07	$0.05	$(1.39)
Weighted average shares used to compute net income (loss) allocable to common shareholders per share – diluted	23,168,553	22,920,935	22,098,070	22,525,144

Non-GAAP income from Operations and non-GAAP net income reconciliation:

	Three Months Ended
	September 30,
	2010	2009
	(unaudited)	(unaudited)
Non-GAAP income from operations reconciliation:
Income from operations	$1,483	$1,885
Add back:
Share-based compensation expense	1,010	1,384
Amortization of acquired intangibles	777	1,041
Acquisition-related fees	945	-
Non-GAAP income from operations	$4,215	$4,310

Weighted average shares used to compute net income allocable to common shareholders per share - basic	22,629,050	22,539,717
Dilutive effect of options and restricted stock units	539,503	381,218
Weighted average shares used to compute net income allocable to common shareholders per share - diluted	23,168,553	22,920,935

Non-GAAP income from operations as a percentage of total revenue	8%	11%

Non-GAAP net income reconciliation:
Net income allocable to common shareholders	$150	$1,598
Add back:
Share-based compensation expense	1,010	1,384
Amortization of acquired intangibles	777	1,041
Acquisition-related fees	945	-
Accretion associated with variable interest entity	809	-
Non-GAAP net income available to common shareholders'	$3,691	$4,023

Non-GAAP basic net income per share	$0.16	$0.18
Non-GAAP diluted net income per share	$0.16	$0.18

Other non-GAAP measures referenced on earnings call:
Gross profit	$32,827	$27,185
Add: share-based compensation expense	40	59
Non-GAAP gross profit	$32,867	$27,244

Sales and marketing	$11,642	$9,083
Less: share-based compensation expense	(226)	(286)
Less: acquisition-related fees	(200)	-
Non-GAAP sales and marketing	$11,216	$8,797

General and administrative	$12,084	$10,182
Less: share-based compensation expense	(631)	(902)
Less: acquisition-related fees	(745)	-
Non-GAAP general and administrative	$10,708	$9,280

Research and development	$3,277	$2,453
Less: share-based compensation expense	(113)	(137)
Non-GAAP research and development	$3,164	$2,316

Kenexa Corporation and Subsidiaries
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine months ended September 30,
	2010	2009
Cash flows from operating activities
Net income (loss) from operations	$2,323	$(31,373)
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	12,457	10,084
Loss on disposal of property and equipment	48	9
Realized loss on available-for-sale securities	483	—
Gain on change in fair market value of ARS and put option, net	(3)	—
Goodwill Impairment charge	—	33,329
Share-based compensation expense	3,578	4,080
Excess tax benefits from share-based payment arrangements	—	—
Amortization of deferred financing costs	2	364
Bad debt recoveries	(23)	(471)
Deferred income tax benefit	(387)	(1,118)
Changes in assets and liabilities
Accounts and unbilled receivables	(6,896)	4,272
Prepaid expenses and other current assets	(3,522)	(1,907)
Income taxes receivable	1,432	83
Other long-term assets	(778)	(903)
Accounts payable	1,994	336
Accrued compensation and other accrued liabilities	2,259	180
Commissions payable	1,380	149
Deferred revenue	8,501	5,433
Other liabilities	(279)	(34)
Net cash provided by operating activities	22,569	22,513

Cash flows from investing activities
Capitalized software and purchases of property, plant and equipment	(12,121)	(10,923)
Purchases of available-for-sale securities	7,653	(4,765)
Sales of available-for-sale securities	23,054	2,572
Sales of trading securities	15,291	1,650
Acquisitions and variable interest entity, net of cash acquired	(5,326)	(4,795)
Net cash deposited in escrow for acquisitions	160	—
Net cash provided by (used in) investing activities	13,085	(16,261)

Cash flows from financing activities
Borrowings under revolving credit loan	25,000	—
Net repayments of notes payable	(9)	(73)
Repayments of capital lease obligations	(160)	(237)
Purchase of additional interest in joint venture	—	—
Deferred financing costs	(83)	—
Proceeds from common stock issued through Employee Stock Purchase Plan	303	244
Net proceeds from option exercises	458	70
Net cash provided by financing activities	25,509	4

Effect of exchange rate changes on cash and cash equivalents	46	226
Net increase in cash and cash equivalents	61,209	6,482
Cash and cash equivalents at beginning of period	29,221	21,742
Cash and cash equivalents at end of period	$90,430	$28,224

Supplemental disclosures of cash flow information
Cash paid (received) during the period for:
Interest expense	$6	$190
Income taxes (refunded ) paid	$(823)	$4,634
Non-cash investing and financing activities:
Capital Leases	$—	$513
Common stock issuance for earn out	$—	$1,050